UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2016

Commission File Number: 001-37370

MY SIZE, INC.
(Exact name of registrant as specified in charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

N/A

IRS Employer Identification Number)

Yisrash Meshek 76, Israel, 7683800

(Address of principal executive offices)

+972 72 3331002
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 4, 2016, My Size, Inc. (the “Company”) entered into a technology and license agreement (the “Agreement”) with LSY International, Inc. (“LSY”), a Kentucky based retailer and marketer of luxury outerwear. Under the terms of the Agreement, LSY will get a limited and designated license to use the Company’s technology to sell its clothing items to its customers. The Company will provide LSY with the exclusive use of technology for luxury outerwear clothing products made of furs, sheerings, alpaca, cashmere, and leather subject to limitations set forth below.

In exchange for the license of the technology, LSY will pay to the Company an initial payment of $100,000, $10,000 of which shall be paid upon signing of the Agreement, $30,000 upon the beginning of installation and project implementation, $20,000 upon completion of technology installation, and the remaining $40,000 upon completion of the technology trial period. In addition, the Company will be paid 7.5% of transactions value of any product and item of any kind that is marketed and sold by LSY throughout the term of the Agreement.

LSY will be granted exclusivity for a period of twenty-four months following completion of the initial trial period provided that it produces revenue for the Company of at least $1,000,000 for the initial twenty-four month period and a minimum of $5,000,000 of revenue to the Company for every consecutive year thereafter.

The above represents a summary of the terms and conditions of the Agreement and is qualified in its entirety by the Agreement, a copy of which is attached to this Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Agreement between My Size, Inc. and LSY International, Inc. dated March 4, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	MY SIZE, INC.

	By:	/s/ Ronen Luzon
Ronen Luzon
CEO

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